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                                                                 EXHIBIT 8
                              BAKER & HOSTETLER LLP
                            3200 NATIONAL CITY CENTER
                              1900 E. NINTH STREET
                               CLEVELAND, OH 44114

                                February 27, 1997

Associated Estates Realty Corporation
5025 Swetland Court
Cleveland, Ohio 44143-1467

Gentlemen:

                  In connection with the registration statement on Form S-3 being filed by you on February 27, 1997 with the Securities and Exchange Commission (the "Registration Statement"), you have requested our opinion whether the Company has been organized in conformity with the requirements for qualification as a real estate investment trust ("REIT"), and whether its method of operation has enabled the Company to meet, and will enable it to continue to meet, the requirements for qualification and taxation as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"). This opinion is based on various assumptions and is conditioned upon certain representations made by the Company as to factual matters as set forth in the Registration Statement and the registration statements on Forms S-11 previously filed with the Securities and Exchange Commission (the "Commission") on September 2, 1993 (No. 33-68276) and June 30, 1994 (No. 33-80950), and the registration statements on Form S-3 previously filed with the Commission on February 21, 1995 (No. 33-89622) and December 7, 1995 (No. 33-80169) (the "Prior Registration Statements"). In addition, the Company has represented that it has made a timely election to be taxed as a REIT under the Code commencing with its initial taxable year ending December 31, 1993, and that commencing with the first taxable year that the Company has elected to be taxed as a REIT, the Company has operated and will continue to operate in accordance with the method of operation described in the Registration Statement and the Prior Registration Statements.

                  Based on such assumptions and representations, it is our opinion that the Company has qualified as a REIT for its taxable years ended December 31, 1993, December 31, 1994, and December 31, 1995, and the Company is organized in conformity with the


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Associated Estates Realty Corporation
February 27, 1997
Page 2

requirements for qualification as a REIT and its method of operation has enabled the Company to meet, and will enable it to continue to meet, the requirements for qualification and taxation as a REIT provided the Company continues to meet the asset composition, source of income, shareholder diversification, distribution, record keeping, and other requirements of the Code necessary for the Company to qualify as a REIT. No opinion is expressed as to any matter not discussed herein.

                  This opinion is based on various statutory provisions and regulations promulgated thereunder, in each case as in effect on the date hereof, and the interpretations of such provisions and regulations by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation from the factual statements set forth in the Registration Statement, the Prior Registration Statements or the written representations made by the Company in connection with this opinion may affect the conclusions stated herein. Moreover, the Company's qualification and taxation as a REIT depends upon the Company's ability to meet, through actual annual operating results, distribution levels, diversity of stock ownership and the various qualification tests imposed under the Code, the results of which will not be reviewed by Baker & Hostetler. Accordingly, no assurance can be given that the actual results of the Company's operations for any one taxable year will satisfy such requirements. We wish to point out that our opinion is not binding on the Internal Revenue Service and, without limiting our opinion, we note that there can be no assurance that all of the requirements for qualification as a REIT for any particular taxable year have in fact been met until the return for such taxable year has been reviewed by the Internal Revenue Service or the period for such review has expired.

                  This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Federal Income Tax Considerations" in the Prospectus included as a part of the Registration Statement.

                                                    Very truly yours,

                                                    /s/  Baker & Hostetler LLP

                                                    Baker & Hostetler LLP